An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission.  Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified.  This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state.  We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

Preliminary Offering Circular

Subject to Completion.  Dated December 28th 2018

SmartCard Marketing Systems, Inc.

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

https://www.smartcardmarketingsystems.com

20C Trolley Square, Wilmington, DE 19806 USA, tel.: 844-843-7296

(Address, including zip code, and telephone number, including area code of issuer's principal executive office)

8900	330558415
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Maximum offering between 1,000,000,000 shares and 500,000,000 shares

This is a public offering of shares of common stock of Smart Card Marketing Systems, Inc.

The offering will be at a fixed price between $0.035 and $0.045 per share, to be determined at the time of qualification. The end date of the offering will be exactly 180 days from the date the Offering Circular is approved by the Attorney General of the state of New York (unless extended by the Company, in its own discretion, for up to another 90 days).

Our common stock currently trades on the OTC Pink market under the symbol “SMKG” and the closing price of our common stock on December 27th 2018 was $ 0.0435.  Our common stock currently trades on a sporadic and limited basis.

We are offering our shares without the use of an exclusive placement agent. however, the Company reserves the right to retain one. Upon achievement of the minimum offering amount, we will be entitled to release the funds held in escrow and the proceeds will be disbursed to us and the purchased shares will be disbursed to the investors.  If the offering does not close, for any reason, the proceeds for the offering will be promptly returned to investors without interest.

We expect to commence the sale of the shares as of the date on which the Offering Statement of which this Offering Circular is approved by the Attorney General of the state of New York.

See “Risk Factors” to read about factors you should consider before buying shares of common stock.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth.  Different rules apply to accredited investors and non-natural persons.  Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to www.investor.gov.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

This Offering Circular is following the offering circular format described in Part II (a)(1)(ii) of Form 1-A.

Offering Circular Dated January ___, 2019

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Offering Circular. You must not rely on any unauthorized information or representations. This Offering Circular is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date.

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SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical consolidated financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to Smartcard Marketing Systems, Inc.

OUR COMPANY

SmartCard Marketing Systems, Inc. (“SMKG” or “The Company”) (SMKG: OTC) is a boutique (“Payments”) advisory corporation formed under the laws of Delaware as a Cloud & Mobility solutions provider to the payment industry. We deliver cloud-based business applications for acquirers and issuers to banks, telecoms and enterprises. Our in-house lab offers proprietary software solutions, which include:

•	Check21SaaS.com: A Cloud SAAS Remote Deposit Capture (Scanning) technology for Banks with Multi-branch networks and Treasury clients.

•	Genorocity.com : A Digital Retail platform & QR Wallet with a suite of Rewards & Incentive features for the hospitality industry.

•	Mtickets.events: A digital Cloud & Mobility Events, Conference & e-ticketing management solution for Event Companies, Planners, Retailers and Networking groups.

•	Mytravel.menu: Application for the for integrating of user interface and data analytics in Consumer-level and Corporate pre-order food systems, as well as onboard/inflight menu sales.

•	iJobs.shop: A digital workforce Mobility & Cloud application for both merchants and jobseekers to crowdsource Resumes and publish job opportunities

•	QR. guru: an automated Digital distribution lead generator ecommerce application for sales events, Scan & Prize management, MLM and affiliate marketing.

•	Menu.events: Fully digital catering and menu planning operations for both web & mobile allowing for efficient real-time management of banquet bookings.

•	Granularchain.com: A blockchain-. Token solution with multi-link relationship management for Signature Capture and EKYC for the financial industry.

•	Profir.social: A powerful EKYC search and investigative engine that combines public records and social network information on individuals and businesses.

•	Articul8te.com: A cloud-based Business management application for streamlining Sales-Book, Marketing schedules, employee task management, project timelines & directory charts with a full document vault compartmentalization.

•	Onroute.Tech a geo tracking and booking solution for Limousine and Courier companies with employee dispatch management, client ID visual tracking for independent owners and associate-networks.

OVERVIEW

Since 2014, the Company has sought to develop and establishing a strong and intuitive technology footprint within the growing Fintech Industry. Our Company management has over 45 years of combined experience in the alternative payment and merchant underwriting industries, with a specialization in retail & enterprise applications.

Since the beginning of 2015, the company has focused on 2 distinct channels of business:

1)	Development and commercialization of its two core platforms for the payment and incentive industry: Mtickets.events & Genorocity.com,
2)	Strategic partnerships focused on developing an EMV Remote HOST for Bank & Telecom Acquirers of Card Schemes (Credit & Debit) as an acceptance point for emulating transactions, processing & settlement within the platform providing a seamless integration ready for markets

In 2017 management continued to develop its payment infrastructure and worked with key clients to commercialize its solutions strengthening its position in the financial services segment.

OUR STRATEGY

Our strategy has been to develop a seamless portfolio of various industry payment technologies for both e-commerce and mPOS semi-integrated payment systems. The result is a robust performing lineup of middleware’s that integrate easily with various Issuers, Acquirers & Processors creating a powerful gateway. We target host Banks, Telecoms & Global Enterprises with an existing merchant portfolio ready for best of breadth and trending technologies that also incorporate social-media advantages for consumers.

The Company’s business plan for the next 12 to 15 months is to transform from a direct Large Merchant services provider to establishing a robust portfolio of merchants and position itself as a technology host & support channel for Financial Institutions, Franchises and Global Enterprises, capturing larger pools of merchants and customers.

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THE OFFERING

Common Stock we are offering	Between 500,000,000 and 1,000,000,000 shares of common stock
Common Stock outstanding before this Offering	281,742,840 Common stock, par value $0.001
Use of proceeds	The funds raised per this offering will be utilized in administrative and legal fees, software development and support, and staffing in the United States. See “Use of Proceeds” for more details.
Risk Factors	See “Risk Factors” and other information appearing elsewhere in this Offering Circular for a discussion of factors you should carefully consider before deciding whether to invest in our common stock.

This offering is being made on a self-underwritten basis without the use of an exclusive placement agent, although the Company may choose to engage a placement agent at its sole discretion. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Management will make its best effort to fill the subscription. In the event that the Offering Circular is fully subscribed, any additional subscriptions shall be rejected and returned to the subscribing party along with any funds received.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH.  Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth.  In the case of an investor who is not a natural person, revenues or net assets for the investors’ most recently completed fiscal year are used instead.

The Company has not currently engaged any party for the public relations or promotion of this offering.

As of the date of this filing, there are no additional offers for shares, nor any options, warrants, or other rights for the issuance of additional shares except those described herein.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this Offering Circular, including the consolidated financial statements and the related notes, before making a decision to buy our common stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

This offering contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as other sections in this prospectus, discuss the important factors that could contribute to these differences.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

This prospectus also contains market data related to our business and industry. This market data includes projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, results of operations, financial condition and the market price of our common stock.

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Risk Related to our Company and our Business

Our management has a limited experience operating a public company and are subject to the risks commonly encountered by early-stage companies.

Although the management of Smart Card Marketing Systems, Inc. has experience in operating small companies, current management has not had to manage expansion while being a public company. In addition, management has not overseen a company with large growth. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;

•	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

•	risks that our growth strategy may not be successful; and

•	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business would be significantly harmed.

We have a history of operating losses and we will need additional financing to meet our future long-term capital requirements.

We have a history of losses and may continue to incur operating and net losses for the foreseeable future. As of September 30, 2018, we had a working capital deficit of $3,015,430. We incurred a net loss of $446,728 for the period ended September 30, 2018, and a net loss of $552,256 for the year ended December 31, 2017. We have not achieved sustainable profitability on an annual basis. We may not be able to reach a level of revenue to achieve profitability. If our revenues grow slower than anticipated, or if operating expenses exceed expectations, then we may not be able to achieve profitability in the near future or at all, which may depress our stock price.

We may need significant additional capital, which we may be unable to obtain.

We may need to obtain additional financing over time to fund operations. Our management cannot predict the extent to which we will require additional financing and can provide no assurance that additional financing will be available on favorable terms or at all. The rights of the holders of any debt or equity that may be issued in the future could be senior to the rights of common shareholders, and any future issuance of equity could result in the dilution of our common shareholders’ proportionate equity interests in our company. Failure to obtain financing or an inability to obtain financing on unattractive terms could have a material adverse effect on our business, prospects, results of operation and financial condition.

Our resources may not be sufficient to manage our potential growth; failure to properly manage our potential growth would be detrimental to our business.

We may fail to adequately manage our potential future growth. Any growth in our operations will place a significant strain on our administrative, financial and operational resources, and increase demands on our management and on our operational and administrative systems, controls and other resources. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our technical, accounting, finance, marketing and sales staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. To the extent we acquire businesses, we will also need to integrate and assimilate new operations, technologies and personnel. If we are unable to manage growth effectively, such as if our sales and marketing efforts exceed our capacity to install, maintain and service our products or if new employees are unable to achieve performance levels, our business, operating results and financial condition could be materially and adversely affected.

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Our financial situation creates doubt whether we will continue as a going concern.

Since inception, the Company has generated minimal revenues and has incurred losses and reported losses for the period from inception through September 30, 2018. Further, we expect to incur a net loss for the fiscal year ending December 31, 2018, primarily as a result of increased operating expenses. There can be no assurances that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available, we may be forced to discontinue operations, which would cause investors to lose their entire investment. Our auditors have indicated that these conditions raise substantial doubt about the Company’s ability to continue as a going concern

We will need to increase the size of our organization, and we may be unable to manage rapid growth effectively.

Our failure to manage growth effectively could have a material and adverse effect on our business, results of operations and financial condition. We anticipate that a period of significant expansion will be required to address possible acquisitions of business, products, or rights, and potential internal growth to handle licensing and research activities. This expansion will place a significant strain on management, operational and financial resources. To manage the expected growth of our operations and personnel, we must both improve our existing operational and financial systems, procedures and controls and implement new systems, procedures and controls. We must also expand our finance, administrative, and operations staff. Our current personnel, systems, procedures and controls may not adequately support future operations. Management may be unable to hire, train, retain, motivate and manage necessary personnel or to identify, manage and exploit existing and potential strategic relationships and market opportunities.

We are dependent on the continued services and performance of our senior management, the loss of any of whom could adversely affect our business, operating results and financial condition.

Our future performance depends on the continued services and continuing contributions of our senior management to execute our business plan, and to identify and pursue new opportunities and product innovations. The loss of services of senior management, could significantly delay or prevent the achievement of our strategic objectives. The loss of the services of senior management for any reason could adversely affect our business, prospects, financial condition and results of operations.

We may become subject to claims of infringement or misappropriation of the intellectual property rights of others, which could prohibit us from developing our products, require us to obtain licenses from third parties or to develop non-infringing alternatives and subject us to substantial monetary damages.

Third parties could, in the future, assert infringement or misappropriation claims against us with respect to products we develop. Whether a product infringes a patent or misappropriates other intellectual property involves complex legal and factual issues, the determination of which is often uncertain. Therefore, we cannot be certain that we have not infringed the intellectual property rights of others. Our potential competitors may assert that some aspect of our product infringes their patents. Because patent applications may take years to issue, there also may be applications now pending of which we are unaware that may later result in issued patents upon which our products could infringe. There also may be existing patents or pending patent applications of which we are unaware upon which our products may inadvertently infringe.

Any infringement or misappropriation claim could cause us to incur significant costs, place significant strain on our financial resources, divert management’s attention from our business and harm our reputation. If the relevant patents in such claim were upheld as valid and enforceable and we were found to infringe them, we could be prohibited from selling any product that is found to infringe unless we could obtain licenses to use the technology covered by the patent or are able to design around the patent. We may be unable to obtain such a license on terms acceptable to us, if at all, and we may not be able to redesign our products to avoid infringement. A court could also order us to pay compensatory damages for such infringement, plus prejudgment interest and could, in addition, treble the compensatory damages and award attorney fees. These damages could be substantial and could harm our reputation, business, financial condition and operating results. A court also could enter orders that temporarily, preliminarily or permanently enjoin us and our customers from making, using, or selling products, and could enter an order mandating that we undertake certain remedial activities. Depending on the nature of the relief ordered by the court, we could become liable for additional damages to third parties

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We may not be successful in the implementation of our business strategy or our business strategy may not be successful, either of which will impede our development and growth.

Our business strategy is to develop products and services that integrate throughout fintech, mobile payment, and point-of-sale technology ecosystems. Our ability to implement this business strategy is dependent on our ability to:

•	Distinguish ourselves in a very competitive market;

•	Establish brand recognition and customer loyalty; and

•	Manage growth in administrative overhead costs during the initiation of our business efforts.

We do not know whether we will be able to continue successfully implementing our business strategy or whether our business strategy will ultimately be successful. In assessing our ability to meet these challenges, a potential investor should take into account our need for significant amounts of capital to fund software development and execute licenses within our subsidiaries and brand recognition, our management’s relative inexperience, the competitive conditions existing in our industry and general economic conditions. Our growth is largely dependent on our ability to successfully implement our business strategy. Our revenues may be adversely affected if we fail to implement our business strategy or if we divert resources to a business that ultimately proves unsuccessful.

We must effectively manage the growth of our operations, or our company will suffer.

Our business consists of software, firmware, and middleware solutions for mobile payments processing and point-of-sale technologies. Expansion of our operations, to include the development of all our portfolio, may also cause a significant demand on our management, finances and other resources. Our ability to manage the anticipated future growth, should it occur, will depend upon a significant expansion of our accounting and other internal management systems and the implementation and subsequent improvement of a variety of systems, procedures and controls. There can be no assurance that significant problems in these areas will not occur. Any failure to expand these areas and implement and improve, procedures and controls in an efficient manner at a pace consistent with our business could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that our attempts to expand our marketing, sales, manufacturing and customer support efforts will be successful or will result in additional sales or profitability in any future period.

We have limited existing brand identity and customer loyalty; if we fail to market our brand to promote our service offerings, our business could suffer.

Because of our limited commercialization of our subsidiary products, we currently do not have strong brand identity or brand loyalty. We believe that establishing and maintaining brand identity and brand loyalty is critical to attracting customers once we have a commercially viable product offered by our subsidiaries. In order to attract customers to our subsidiary products, we may be forced to spend substantial funds to create and maintain brand recognition among consumers. We believe that the cost of our sales campaigns could increase substantially in the future. If our branding efforts are not successful, our ability to earn revenues and sustain our operations will be harmed.

Promotion and enhancement of our products and services will depend on our success in consistently providing high-quality products and services to our customers

A competitor with a stronger or more suitable financial position may enter our marketplace.

The success of our business primarily depends on the success our products and their market performance, compared to rival technologies offered by a competitor. If a direct competitor arrives in our market, achieving market acceptance for our services may require additional marketing efforts and the expenditure of significant funds, the availability of which we cannot be assured, to create awareness and demand among customers. We have limited financial, personnel and other resources to undertake additional marketing activities. Accordingly, no assurance can be given that we will be able to win business from a stronger competitor.

Litigation may harm our business.

Substantial, complex or extended litigation could cause us to incur significant costs and distract our management. For example, lawsuits by employees, stockholders, collaborators, distributors, customers, competitors or others could be very costly and substantially disrupt our business. Disputes from time to time with such companies, organizations or individuals are not uncommon, and we cannot assure you that we will always be able to resolve such disputes or on terms favorable to us. Unexpected results could cause us to have financial exposure in these matters in excess of recorded reserves and insurance coverage, requiring us to provide additional reserves to address these liabilities, therefore impacting profits.

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Risks Related to Our Business and Industry

We are subject to risks relating to legal proceedings.

We are subject to various claims and legal actions arising in the ordinary course of its business. Any such litigation could be very costly and could distract our management from focusing on operating our business. The existence of any such litigation could harm our business, results of operations and financial condition. Results of actual and potential litigation are inherently uncertain. An unfavorable result in a legal proceeding could adversely affect our reputation, financial condition and operating results.

Failure of our information technology systems could significantly disrupt the operation of our business.

Our ability to execute our business plan and to comply with regulatory requirements with respect to data control and data integrity depends, in part, on the continued and uninterrupted performance of our information technology systems (“IT systems”). These systems are vulnerable to damage from a variety of sources, including telecommunications or network failures, malicious human acts and natural disasters. Moreover, despite network security and back-up measures, some of our servers are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptive problems. Despite the precautionary measures we have taken to prevent unanticipated problems that could affect our IT systems, there are no assurances that electronic break-ins, computer viruses and similar disruptive problems, and/or sustained or repeated system failures or problems arising during the upgrade of any of our IT systems that interrupt our ability to generate and maintain data will not occur. The occurrence of any of the foregoing with respect to our IT systems could have a material adverse effect on our business, results of operations or financial condition.

We will be subject to the U.S. Foreign Corrupt Practices Act and other anti-corruption laws, as well as export control laws, customs laws, sanctions laws and other laws governing our anticipated operations. If we fail to comply with these laws, we could be subject to civil or criminal penalties, other remedial measures, and legal expenses, which could adversely affect our business, results of operations and financial condition.

Our operations, if initiated, will be subject to certain anti-corruption laws, including the U.S. Foreign Corrupt Practices Act (“FCPA”), and other anti-corruption laws that apply in countries where we do business. The FCPA and other anti-corruption laws generally prohibit us and our employees and intermediaries from bribing, being bribed or making other prohibited payments to government officials or other persons to obtain or retain business or gain some other business advantage. We and our commercial partners operate in a number of jurisdictions that pose a high risk of potential FCPA violations and we participate in collaborations and relationships with third parties whose actions could potentially subject us to liability under the FCPA or local anti-corruption laws. In addition, we cannot predict the nature, scope or effect of future regulatory requirements to which our international operations might be subject or the manner in which existing laws might be administered or interpreted.

We also anticipate becoming subject to other laws and regulations governing our international operations, including regulations administered in the U.S. and in the EU, including applicable export control regulations, economic sanctions on countries and persons, customs requirements and currency exchange regulations (collectively, “Trade Control Laws”).

There can be no assurance that we will be completely effective in ensuring our compliance with all applicable anticorruption laws, including the FCPA or other legal requirements, such as Trade Control Laws. Any investigation of potential violations of the FCPA, other anti-corruption laws or Trade Control Laws by U.S., EU or other authorities could have an adverse impact on our reputation, our business, results of operations and financial condition. Furthermore, should we be found not to be in compliance with the FCPA, other anti-corruption laws or Trade Control Laws, we may be subject to criminal and civil penalties, disgorgement and other sanctions and remedial measures, as well as the accompanying legal expenses, any of which could have a material adverse effect on our reputation and liquidity, as well as on our business, results of operations and financial condition.

Risks Related to Our Intellectual Property

We may be forced to litigate to enforce or defend our intellectual property rights, or the intellectual property rights of our licensors.

We may be forced to litigate to enforce or defend our intellectual property rights against infringement and unauthorized use by competitors. In so doing, we may place our intellectual property at risk of being invalidated, held unenforceable, or narrowed in scope. Further, an adverse result in any litigation or defense proceedings may place pending applications at risk of non-issuance. In addition, if any licensor fails to enforce or defend its intellectual property rights, this may adversely affect our ability to develop and commercialize our Product Portfolio as well as our ability to prevent competitors from making, using, and selling competing products. Any such litigation could be very costly and could distract our management from focusing on operating our business. The existence or outcome of any such litigation could harm our business, results of operations and financial condition.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential and proprietary information could be compromised by disclosure during this type of litigation. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of the Common Stock, should a market therefor ever develop.

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We may be unable to adequately prevent disclosure of trade secrets and other proprietary information.

We rely on trade secrets to protect our proprietary know-how and technological advances, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. We rely in part on confidentiality agreements with our employees, consultants, outside scientific collaborators, sponsored researchers and other advisors to protect our trade secrets and other proprietary information. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover our trade secrets and proprietary information. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights. Failure to obtain or maintain trade secret protection or failure to adequately protect our intellectual property could enable competitors to develop generic products or use our proprietary information to develop other products that compete with our products or cause additional, material adverse effects upon our business, results of operations and financial condition.

The transfer of technology and knowledge to contract manufacturers pursuant to the production of our products also creates a risk of uncontrolled distribution and copying of concepts, methods and processes relating to our products. Such uncontrolled distribution and copying could have a material adverse effect on the value of our products if used for the production of competing software or otherwise used commercially without our obtaining financial compensation.

We may become subject to third parties’ claims alleging infringement of patents and proprietary rights or seeking to invalidate our patents or proprietary rights, which would be costly, time-consuming and, if successfully asserted against us, delay or prevent the development of our business strategy.

We cannot assure you that our Proprietary Technology Assets will not infringe existing or future patents or trademarks. We may be unaware of patents or trademarks that have already issued that a third party might assert are infringed by our Proprietary Technology Assets or one of our future product candidates. Because patent applications can take many years to issue and may be confidential for eighteen months or more after filing, there may be applications now pending of which we are unaware, and which may later result in issued patents that we may infringe by commercializing our Proprietary Technology Assets or any of our future product candidates. In addition, third parties may obtain patents in the future and claim that use of our technologies infringes upon these patents. Moreover, we may face claims from non-practicing entities (commonly referred to as “patent trolls”), which have no relevant product revenue and against whom our own patent portfolio may thus have no deterrent effect.

We may be subject to third-party claims in the future against us or our collaborators that would cause us to incur substantial expenses and, if successful against us, could cause us to pay substantial damages, including treble damages and attorney’s fees if we are found to be willfully infringing a third party’s patents. If a patent infringement suit were brought against us or our collaborators, we or our collaborators could be forced to stop or delay research, development, manufacturing or sales of our Proprietary Technology Assets. As a result of patent infringement claims, or in order to avoid potential claims, we or our collaborators may choose to seek, or be required to seek, a license from the third party and would most likely be required to pay license fees or royalties or both. These licenses may not be available on acceptable terms, or at all. Even if we or our collaborators were able to obtain a license, the rights may be nonexclusive, which would give our competitors access to the same intellectual property. Ultimately, we could be prevented from commercializing a product, or forced to redesign it, or to cease some aspect of our business operations if, as a result of actual or threatened patent infringement claims, we or our collaborators are unable to enter into licenses on acceptable terms. Even if we are successful in defending such claims, infringement and other intellectual property litigation can be expensive and time-consuming to litigate and divert management’s attention from our core business. Any of these events could harm our business significantly.

In addition to infringement claims against us, if third parties have prepared and filed patent applications in the U.S. that also claim technology to which we have rights, we may have to participate in interference proceedings in the USPTO to determine the priority of invention. Third parties may also attempt to initiate reexamination, post grant review, or inter parties review of our patents in the USPTO. We may also become involved in similar opposition proceedings in the EPO or comparable offices in other jurisdictions regarding our intellectual property rights with respect to our products and technology. Any of these claims could have a material adverse effect on our business, results of operations and financial condition.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with any of these requirements.

The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions during the patent and trademark process. There are situations in which noncompliance can result in abandonment or lapse of a patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, competitors might be able to enter the market earlier than would otherwise have been the case, which could have a material adverse effect on our business, results of operations and financial condition.

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We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting and defending trademarks and patents in our Proprietary Technology Assets and any future developments or acquisitions throughout the world is prohibitively expensive. Competitors may use our technologies in jurisdictions where we have not obtained trademark or patent protection to develop their own products and, further, may export otherwise infringing products to territories where we have trademark and patent protection, but where enforcement is not as strong as that in the U.S. These products may compete with our products in jurisdictions where we do not have any issued or licensed patents or trademarks and our patent and trademark claims or other intellectual property rights may not be effective or sufficient to prevent them from so competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business.

Risks Related to the Securities Markets and Ownership of our Equity Securities

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC Pink Sheets, meaning that the number of persons interested in purchasing our shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for the common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. Because of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our inventory of games; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

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The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

•	our ability to integrate operations, technology, products and services;

•	our ability to execute our business plan;

•	operating results below expectations;

•	our issuance of additional securities, including debt or equity or a combination thereof;

•	announcements of technological innovations or new products by us or our competitors;

•	loss of any strategic relationship;

•	industry developments, including, without limitation, changes in healthcare policies or practices;

•	economic and other external factors;

•	period-to-period fluctuations in our financial results; and

•	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 500,000,000 shares of common stock. We have issued and outstanding, as of the date of this prospectus, 281,742,840 shares of common stock. Our board may generally issue shares of common stock, preferred stock or options or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

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The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

Anti-takeover provisions may impede the acquisition of our company.

Certain provisions of the Delaware General Statutes have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

Our yearly financials are independently audited.

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement whether due to fraud or error. Auditors are responsible for expressing an opinion on these financial statements based on their audits. They conducted our audits in accordance with auditing standards generally accepted in the United States of America.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

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Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933 holders of restricted shares, may avail themselves of certain exemption from registration is the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registered the restricted stock. Currently, the Company has no plans of filing a registration statement with the Commission.

Securities analysts may elect not to report on our common stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our common stock, and securities analysts may not elect not to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our common stock.

We have not paid cash dividends in the past and do not expect to pay cash dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our capital stock and do not anticipate paying cash dividends on our capital stock in the foreseeable future. The payment of dividends on our capital stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if the common stock price appreciates.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

 We make forward-looking statements under the “Summary,” “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections of this Offering Circular.  In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under “Risk Factors.”

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:

•	our business’ strategies and investment policies;

•	our business’ financing plans and the availability of capital;

•	potential growth opportunities available to our business;

•	the risks associated with potential acquisitions by us;

•	the recruitment and retention of our officers and employees;

•	our expected levels of compensation;

•	the effects of competition on our business; and

•	the impact of future legislation and regulatory changes on our business.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.

USE OF PROCEEDS

The following Use of Proceeds is based on estimates made by management. The Company planned the Use of Proceeds after deducting estimated offering expenses estimated to be $25,000 Management prepared the milestones based on three levels of offering raise success: 25% of the Maximum Offering proceeds raised ($2,250,000), 50% of the Maximum Offering proceeds raised ($5,000,000), 75% of the Maximum Offering proceeds raised ($7,750,000) and the Maximum Offering proceeds raised of $10,000,000 through the offering. The costs associated with operating as a public company are included in all our budgeted scenarios and management is responsible for the preparation of the required documents to keep the costs to a minimum.

Although we have no minimum offering, we have calculated used of proceeds such that if we raise 25% of the offering is budgeted to sustain operations for a twelve-month period. 25% of the Maximum Offering is sufficient to keep the Company current with its public listing status costs with prudently budgeted funds remaining which will be sufficient to complete the development of our marketing package. If the Company were to raise 50% of the Maximum Offering, then we would be able to expand our marketing outside the US. Raising the Maximum Offering will enable the Company to implement our full business. If we begin to generate profits, we plan to increase our marketing and sales activity accordingly.

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The Company intends to use the proceeds from this offering as follows:

	If 25% of the Offering is Raised	If 50% of the Offering is Raised	If 75% of the Offering is Raised	If 100% of the Offering is Raised
Net Proceeds	$2,475,000	$4,975,000	$7,475,000	$9,975,000
Administrative & Legal (20%)	$495,000	$995,000	$1,495,000	$1,995,000
Development & Support (25%)	$618,750	$1,243,750	$1,868,750	$2,493,750
Staffing & Office (35%)	$866,250	$1,741,250	$2,616,250	$3,491,250
Marketing & Travel (15%)	$371,250	$746,250	$1,121,250	$1,496,250
Working Capital (5%)	$123,750	$248,750	$373,750	$498,750
TOTAL	$2,500,000	$5,000,000	$7,500,000	$10,000,000

DIVIDEND POLICY

We have not declared or paid any dividends on our common stock. We intend to retain earnings for use in our operations and to finance our business. Any change in our dividend policy is within the discretion of our board of directors and will depend, among other things, on our earnings, debt service and capital requirements, restrictions in financing agreements, if any, business conditions, legal restrictions and other factors that our board of directors deems relevant.

DILUTION

Purchasers of our common stock in this offering will experience an immediate dilution of net tangible book value per share from the public offering price.  Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of common stock and the net tangible book value per share immediately after this offering.

After giving effect to the sale of our common stock in this offering at an assumed public offering price between $0.01 and $0.02 per share and after deducting the estimated offering expenses payable by us our adjusted net tangible book value at September 30, 2018 would have been $10,109,359 or $0.0079 per share, assuming maximum offering size. At an Offering Price of $0.01 per share, this represents an immediate increase in net tangible book value per share of $0.0074 to the existing stockholders and dilution in net tangible book value per share of $0.0021 to new investors who purchase shares in the offering assuming maximum offering size. At an Offering Price of $0.02 per share, this represents an immediate increase in net tangible book value per share of $0.0125 to the existing stockholders and dilution in net tangible book value per share of $0.07 to new investors who purchase shares in the offering assuming maximum offering size.

The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing Common Stock based on the foregoing minimum and maximum offering assumptions based on an offering price of $0.01 per share. The numbers are based on the total issued and outstanding shares of common stock as of September 30, 2018.

	25%	50.0%	75%	100%
Net Value	$2,609,359.00	$5,109,359.00	$7,609,359.00	$10,109,359.00
# Total Shares	529,076,173	779,076,173	1,029,076,173	1,279,076,173
Net Book Value Per Share	$0.0049	$0.0066	$0.0074	$0.0079
Increase in NBV/Share	$0.0045	$0.0061	$0.0069	$0.0074
Dilution to new shareholders	$0.0051	$0.0034	$0.0026	$0.0021
Percentage Dilution to New	50.68%	34.42%	26.06%	20.96%

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The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing Common Stock based on the foregoing minimum and maximum offering assumptions based on an offering price of $0.02 per share. The numbers are based on the total issued and outstanding shares of common stock as of September 30, 2018.

	25%	50.0%	75%	100%
Net Value	$2,609,359.00	$5,109,359.00	$7,609,359.00	$10,109,359.00
# Total Shares	404,076,173	529,076,173	654,076,173	779,076,173
Net Book Value Per Share	$0.0065	$0.0097	$0.0116	$0.0130
Increase in NBV/Share	$0.0060	$0.0092	$0.0112	$0.0125
Dilution to new shareholders	$0.0135	$0.0103	$0.0084	$0.0070
Percentage Dilution to New	67.71%	51.71%	41.83%	35.12%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the unaudited financial statements and the notes thereto of the Company included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

SmartCard Marketing Systems, Inc. (“SMKG” or “The Company”) (SMKG: OTC) is a boutique Fintech advisory corporation formed under the laws of Delaware as a Cloud & Mobility solutions provider to the payment industry. We deliver cloud-based business applications for acquirers and issuers to banks, telecoms and enterprises. Our in-house lab offers proprietary software solutions, which include:

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•	Check21SaaS.com: Remote Deposit Capture technology for Banks and Treasury clients.

•	Genorocity.com: A digital Retail platform & QR Wallet with a suite of Rewards & Incentive features for the hospitality industry.

•	Mtickets.events: A digital Cloud & Mobility Events, Conference & e-ticketing management solution for Event Companies, Planners, Retailers and Networking groups.

•	Mytravel.menu: Application for the for integrating of user interface and data analytics in Consumer-level and Corporate pre-order food systems, as well as onboard/inflight menu sales.

•	iJobs.shop: A digital workforce Mobility & Cloud application for both merchants and jobseekers to crowdsource Resumes and publish job opportunities

•	QR.guru: an automated Digital distribution lead generator ecommerce application for sales events, Scan & Prize management, MLM and affiliate marketing.

•	Menu.events: Fully digital catering and menu planning operations for both web & mobile allowing for efficient real-time management of banquet bookings.

•	Granularchain.com: A blockchain-. Token solution with multi-link relationship management for Signature Capture and EKYC for the financial industry.

•	Profir.social: A powerful EKYC search and investigative engine that combines public records and social network information on individuals and businesses.

•	Articul8te.com a cloud-based Business management application for streamlining Sales-Book, Marketing schedules, employee task management, project timelines & directory charts with a full document vault compartmentalization.

•	Onroute.Tech a geo tracking and booking solution for Limousine and Courier companies with employee dispatch management, client ID visual trackingMT for independent owners and associate-networks.

Results of Operations

The following table sets forth the results of our operations for the years ended June 30, 2018 and 2017. Certain columns may not add due to rounding.

For the years ended June 30

	For Quarter Ending September 30,	For the Year Ending December 31,
	2018	2017
Revenues, net	28,581	95,233
Direct Costs:	5,900	48,750
Gross margin	22,681	46,483
Operating Expense	469,408	597,665
Loss from operations	446,728	551,182	*
Net Income (Loss)	(446,728)	(552,256)

*Depreciation of $1,074

Revenues

For the fiscal quarter ending September 30, 2018, the Revenues were $28,581, comparable to $36,233 for the year ending December 31, 2017. The Net Loss for the fiscal quarter ended September 30th, 2018 totaled $446,728, compared to $551,182 for the year ending December 31, 2017.

The reduction in revenues is explained by business consulting contracts we held in 2017. The implementation and launch of important contracts and projects will continue to grow in the next quarters.

In the first nine months of 2018, the Company also invested an additional amount of $278,000 into Software Development. The Software Development achievements are described in the next section.

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Gross Margin

For the fiscal quarter ending September 30, 2018, and the year ended December 31, 2017, respectively, gross profit was $22,681 and $46,483, respectively. The decrease was primarily due to the decrease of revenue. The gross profit margin was 79.3% and 48.8%, respectively, for the fiscal quarter ending September 30, 2018, and the year ended December 31, 2017, respectively.

General and Administrative Expenses

For the fiscal quarter ending September 30, 2018, and the year ended December 31, 2017, respectively, general and administrative expenses were $303,174 and $576,991, respectively. For 2017, our per quarter average for expenses was $144,247.75, greater than the $101,058 per quarter expenses in 2018. The decreases were attributable to a decrease in paid wages.

Non-operating income expenses

The Company had total non-operating expense of $166,234 and $20,674 for the fiscal quarter ending September 30, 2018, and the year ended December 31, 2017, respectively. The increase is primarily due to increased wages, promotion, and trade and road shows for the fiscal quarter ended September 30, 2018 compared with the year ended December 31, 2017.

Net loss

Net loss totaled $446,728 for the fiscal quarter ended September 30, 2018, compared to a net loss of $552,256 for the year ended December 31, 2017. The decrease in net loss was primarily a result of consulting contracts in 2017 that were not continued in 2018.

Related Party Transactions

No par related transactions other than management contracts

Going Concern

The Company sustained continued operating losses during the years ended June 30, 2018 and 2017. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, in which it has not been successful, and/or obtaining additional financing from its shareholders or other sources, as may be required.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company's ability to do so. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Management is endeavoring to increase revenue-generating operations. While priority is on generating cash from operations through the sale of the Company's products, management is also seeking to raise additional working capital through various financing sources, including the sale of the Company's equity and/or debt securities, which may not be available on commercially reasonable terms if at all. If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and our operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us and/or our stockholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing stockholders will be reduced, and the new equity securities may have rights, preferences or privileges senior to those of the current holders of our common stock.

Liquidity and Capital Resources

The accompanying unaudited financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying unaudited financial statements, during the fiscal quarter ended September 30, 2018, the Company incurred a net loss of $446,728, and at September 30, 2018, the Company had a working capital deficit of $3,015,430. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The unaudited financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

At September 30, 2018, the Company had cash on hand of $417. We may be required to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations. We estimate that based on current plans and assumptions, that our cash will not be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through borrowings and the sale of common stock. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in case of an equity financing.

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Liquidity and Capital Resources

We have primarily financed our operations through convertible debentures and payables. As of September 30, 2018, our Company had a cash balance of $417, current assets of $134,359 and total assets of $769,880. We had current liability of $1,454,621 and total liabilities of $3,785,310. Stockholders' equity reflected a deficit of $3,015,430.

The following is a summary of cash provided by or used in each of the indicated types of activities during for the fiscal quarter ending September 30, 2018, and the year ended December 31, 2017:

Cash (used in) provided by:	Fiscal Quarter ended September 30, 2018	Fiscal Year ended December 31, 2017
Operating activities	$(535,000)	$(648,760)
Investing activities	(278,000)	(357,521)
Financing activities	800,000	1,019,621

Net cash used in operating activities was $535,000 for the fiscal quarter ending September 30, 2018, and $648,760 for the year ended December 31, 2017. The increase was attributable to the increased net loss, increased cash outflow on wages, promotion, and events, and decreased cash inflow on consulting revenue and other payables.

Net cash used in investing activities for the fiscal quarter ending September 30, 2018 was $278,000, which was for the purchase of Software licenses and other software development activities; while cash used in investing activities for the year ended December 31, 2017 was $357,521, mainly for software development.

Net cash provided by financing activities totaled $800,000 for the fiscal quarter ending September 30, 2018. Net cash provided by financing activities totaled $1,019,621 for the year ended December 31, 2017. The decrease in cash inflow in 2018 was mainly due to decreased proceeds from convertible debentures and payables.

Our capital requirements going forward will consist of financing our operations until we are able to reach a level of revenues and gross margins adequate to equal or exceed our ongoing operating expenses. Other than the notes payable discussed above, borrowings from our bank and the production credit facility with our suppliers, we do not have any credit agreements or other sources of liquidity immediately available to us.

Given estimates of our Company's future operating results and our credit arrangements with our suppliers, we are currently forecasting that we will need to secure additional financing to obtain adequate financial resources to reach profitability. As of the date of this report, we estimate that the cash necessary to implement our current business plan for the next twelve (12) months is approximately $2,000,000.

Based on our need to raise additional funds to implement our business plans for the next twelve months, we have included a discussion concerning the presentation of our financial statements on a going concern basis in the notes to our financial statements and our independent public accountants have included a similar discussion in their opinion on our financial statements through September 30, 2018. We will be required in the near future to issue debt or sell our Company's equity securities in order to raise additional cash, although there are no firm arrangements in place for any such financing at this time. We cannot provide any assurances as to whether we will be able to secure the necessary financing, or the terms of any such financing transaction if one were to occur. The failure to secure such financing could severely curtail our plans for future growth or in more severe scenarios, the continued operations of our Company.

Capital Expenditures

Our current plans do call for our Company to expend significant amounts for capital expenditures for the foreseeable future beyond relatively insignificant expenditures for office furniture and information technology related equipment and employees as it is part of the requirement to build the infrastructure needed to support the current growth. At the same time, we will continually evaluating the production processes of our third (3rd) party contract manufacturers to determine if there are investments we could make in their processes to achieve manufacturing improvements and significant cost savings. Any such desired investments would require additional cash above our current forecast requirements.

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Legal Matters

As of September 30th, 2018, all legal matters were resolved or inexistent

Critical Accounting Policies and Estimates

Use of estimates

The preparation of the unaudited financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates during the fiscal quarter ending September 30, 2018, and the year ended December 31, 2017 include the useful lives of website development cost, beneficial conversion of convertible notes payable, the valuation of derivative liabilities and the valuation of stock-based compensation.

Revenue recognition

The Company follows ASC 605-10 “Revenue Recognition” and recognizes revenue when all the conditions for revenue recognition are met: (i) persuasive evidence of an arrangement exists, (ii) collection of the fee is probable, (iii) the sales price is fixed and determinable and (iv) services have been rendered.

Revenue is derived from subscription fees and the recovery of photo infringement settlement fees. The Company collects settlement fees for commercial and editorial uses from operating companies. The Company provides infringement protection and monitoring services to copyright owners under which copyright owners retain the Company to identify and collect settlement payments from Internet users who have infringed on their copyrights. Revenue is recognized when the Company collects a settlement fee or upon entering into a settlement agreement which acts as a waiver to the infringement against the copyright owner.  Fee-for-service revenue is reported net of contractual allowances.

The Company reports its revenue at gross amounts in accordance with ASC 605-45 “Principal Agent Considerations” because it is responsible for fulfillment of the service, has substantial latitude in setting price, assumes the credit risk and it is responsible for the payment of all obligations incurred for legal and debt collection fees. The Company bears the credit risks if it does not collect the settlement fees and will be responsible to pay for fees including, but not limited to, court filing fees, collection fees, travel costs, deposition reporter, video, and transcript fees, expert fees and expenses, investigation costs, messenger and process service fees, computer-assisted legal research fees, document duplication and/or imaging expenses, electronic-data vendor fees, and any fees or costs that a court may order to pay to a party or third party.

Derivative Liabilities

The Company follows the provisions of FASB ASC Topic No. 815-40, “Derivatives and Hedging - Contracts in an Entity’s Own Stock”, for the embedded conversion options that were accounted for as derivative liabilities at the date of issuance and adjusted to fair value through earnings at each reporting date. In accordance with ASC 815, the Company has bifurcated the conversion feature of the convertible Debentures, along with any free-standing derivative instruments and recorded derivative liabilities on their issuance date. The Company uses the Black-Scholes model to value the derivative liabilities.

BUSINESS

Our Business

Smart Card Marketing Systems, Inc. (“SKMG” or “The Company”) (SMKG: OTC) is a boutique Fintech advisory Co & solutions provider to the payments industry, delivering cloud-based EMV Host Acquiring & Issuing solutions to banks, telecoms and enterprise customers. In addition, the company's in-house lab offers customers proprietary software solutions including Genorocity.com, a coupon and incentive platform for the Retail & Events industry, Check21SAAS.com a Remote Deposit Check solution for X9 clearing and Emphasispay.com, a transaction payment ecosystem for alternative payment solutions & processing. For more information, go towww.smartcardmarketingsystems.com.

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Since the beginning of 2015 the company has focused on 2 distinct channels of business;

1)	Development and commercialization of its two core platforms for the payment and incentive industry VelocityMwallet.com & Genorocity.com
2)	Strategic partnerships to develop an EMV Remote HOST for Bank & Telecom Acquirers of Card Schemes (Credit & Debit) as an acceptance point for emulating transactions, processing & settlement.

In 2017 management continued to develop its payment infrastructure and worked with key clients to commercialize its solutions strengthening its position in the financial services segment.

The company from 2014 has been in pursuit of developing and establishing a strong and intuitive technology footprint for the growing Fintech Industry. Management of the company has over 45 years of combined payment industry experience in the alternative payment and merchant underwriting industry with a specialization in Retail & Enterprise applications.

Principal Products

Check21SaaS www.check21saas.com www.checkvalet.com	Remote Deposit Capture technology. Cloud-based with multi-scanner options seamless integrated working remotely from branch or client locations. Also with processing functionality and x9 clearing files for settlement.
Genorocity & Genopay www.genorocity.com www.genorocity.shop www.genopay.com	A digital Retail platform with a suite of features for Mall, Hotel & Entertainment Property, Theme Parks, Enterprises, Franchisers and more; Coupons, Cards, Loyalty points, Social-media, Offer Showcase, Promoted offers, Proximity, Beacon Tech for both Web & Mobile Applications with payment gateway & Paypal.
Mtickets.events www.mtickets.events www.mobile.events	A digital Events & Mticketing management solution for Event Co’s, Planners, Retailers and Networking groups. A full digital suite of features includes; Creating of Events, Conferences, Exhibitors, Collaborators, Partner Suppliers, Ticketing and registrations both Web & Mobile Applications with payment gateway & Paypal.
Articul8te www.articul8 te.com www.scrivato.com	Our more recent release for Sales, Content & Task management application both Web & Mobile. A suite of features includes; Private or Public mode with Group set-up, To-do Lists, Social-media &Articles publishing, Creating Tasks and Invites, with tracking and calendar functionality.
Mytravel.menu www.mytravel.menu	Designed to capture the Consumer & Business pre-order food market & onboard or inflight menu sales. The application allows transport operators to easily integrate and import menu options.

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iJobs.shop www.ijobs.shop www.uploadcv.work www.apply2.work	A digital job seeker solution for both merchant and job seeker. This innovative solution is QR Code based and allows the job seeker to simply upload their CV and Profile within seconds.
Emphasispay.com www.emphasispay.com www.emphasispayments.com	An alternative payment platform with a full CMS solution & Virtual terminal for today’s KYC & AML requirements. A full suite of features includes an API that connects to FX processors, both Bank Issuers & Acquirers, independent Processors & 3rd parties to query KYC verifications.
QR.guru	A digital lead generator for sales events, MLM and affiliate marketing. Generates automated unique URL and QR codes by event or business type. Includes a user-friendly product selection list, as well as exportable leads and data.
Menu.events	Made for event and catering companies, menu.events offers a fully digital catering ordering application for both web & mobile. Includes dashboards for customers, merchants, and administrators, with a customizable interface.
Granularchain.com	A methodical approach to the Health, Banking, and Cryptocurrency market with embedded Blockchain technology. It anticipates the digitalization of Profiles, Money, Points, Rewards, and other types of compensation schemes that will emerge in the near future.
Profilr.social	Your Profile Review is a people search engine that organizes public records and social network information into simple profiles to help you safely find and learn about people. The ability to build a case file on an individual is now a simple task with profilr.social.

Software Development

The company continues to outsource module development and technical customer support to Finoit Technologies, Contezza Techno Solutions PVT, LTD., and Devone Technology, each located in India. The company also has a direct investment interest of 60% equity in Devone Technology. To date, customer engagement has been excellent. Further, this method has allowed us to allocate necessary resources in a timely manner and manage projects resourcefully at all times of the day, respectfully adhering to client schedules globally in all time-zones.

Fintech Accelerator Offering Program

The company’s management established a Fintech Accelerator offering during the 1st of Quarter of 2017 to develop a unique payment sales opportunity through ISV Partners. The ISV or Independent Software Vendor today has strategically become an important channel of growth both in the Banking & Telecom sector.

The company focused on marketing its offering at critical industry tradeshows to enter the market and introduce the technology line up. Management believes strongly that onsite shows creates the largest market penetration for both the company’s offering and its ISV partners.

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Our Gateway Network

The company’s reach and breadth is enhanced by a diverse networks of payment gateways and vendors in many countries. The company works with both Payment processors, Issuers & Acquirers to continuously expand on its seamless payment & gift card suite for Ecommerce, EMV MPOS & Virtual terminal products capabilities.

Payment Gateways	Vendors
AxePay (USA, Europe, Ireland)	DataTrax
Worldnet (China, International)	Unrapp
CT-Payment (Canada)	ID TECH
PayPal (Worldwide)	Infobip
Stripe (USA, Canada)	Unrapp
Spreedly (Worldwide)	Kontakt.io
MojoPay (USA, Canada, Europe)	ThreatMetrix
Humboldt Merchant Services (USA)	Contact Innovations
Inovio (USA)	Touchpeak
Authorize.net (USA)	Schedule101

Our History

Smart Card Marketing, Inc. was originally incorporated in July 1983 as Quality Associates, Inc., a California corporation, and changed its name to Computer Marketplace in June 1987. In March 1993, Quality Associates, Inc. changed its name to Computer Marketplace, Inc. and its state of incorporation from California to Delaware. Computer Marketplace, Inc. was focused on computer wholesale distribution, particularly dealing with IBM computers and parts.

On August 27, 1999, the Company changed its trading symbol on the OTC Bulletin Board from "MKPL" to "EMKT" in contemplation of its name change to eMarketplace, Inc., which was affected on September 17, 1999. eMarketplace, Inc. was an internet holding company engaged primarily in the development and operation of a networking of Internet properties providing content, commerce, and online services to demographically-targeted audiences. In February of 2006, eMarketplace, Inc. redomiciled in Delaware and changed its name and trading symbol to Smart Card Marketing, Inc. and SMKG on March 2006.

12-Month Outlook

The Company’s business plan for the next 12 months is We are transforming the company from a direct merchant services provider to enabling a channel of portfolio merchants for Banks & Telecoms. This transition has allowed Smartcard to position itself as a technology host & support provider capturing large pools of customers.

Industry Overview

For over 30 years the industry has been dominated by companies who had a stronghold providing financial institutions with core banking and processing platforms. Their software architecture has evolved slowly to expand and accept EMV, NFC & POS peripherals from the same top 5 manufacturers. This last decade how it quickly morphed into hundreds of new MPOS peripheral providers for EMV-MPOS, QR code scanners & further expanding to Smart POS’s on Android & IOS operating systems allowing for semi-integrated applications connecting by Bluetooth & Wi-fi.

Our Strategy

For the course of the 1st, 2nd and 3rd quarter of 2018 we are excited by the results achieved from partnerships & clients signed, as our marketing plan throughout North America & Asia proved to be successful. The strategic plan to develop a portfolio of industry specific products with core payments integrated as a SAAS offering for white-labeling for Issuers, Acquirers and Processors.

The 50/50 partnership with Axepay Inc for cross-border payments with China has been completed and certified. The partnership integration with AFEX Inc a major global FX trading company and meeting all compliance and regulatory issues have been satisfied and delivered for deployment.

We currently have a great line up of financial service providers, transport and retailers ready to apply and deploy. Furthermore, we now have available KYC & AML data for over 160m active customers and 1.2B records on demand from individual and businesses.

Our client DataTrax Technologies Inc and Canadian EMV & Acquirer provider CT Payments Inc also delivered a certified solution for the bus ticketing platform with over 60 buses and active sites now live. In addition, we have completed integration of their Vtrax ticketing systems into our Genorocity and Mtickets platforms allowing for China and Asia merchants and individuals to purchase for their travel leisure or business needs.

A significant partnership was entered with an Economic body of Government in Asia to provide a turn-key white-label of Genorocity.com as their wallet for crypto-currency deployment as the main digital currency and Granularchain.com as their EKYC & AML solution to manage compliance. There are still hurdles to undergo with different bodies of their Government, but a target rollout has been sited for January 2019.

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The company hired 3 new Sales Advisors located in Mumbai India, Makati Philippines, and Virginia, USA. They are responsible for managing clients, trade events and coordinating with the head office. The company hired 3 new Sales Advisors located in Mumbai India, Makati Philippines, and Virginia, USA. They are responsible for managing clients, trade events and coordinating with the head office.

A partnership with Veritaspay Philippines has was terminated in August of 2018 as the parties made strategic changes in direction in platform agnostic solutions. The launch ofGranularchain.com and partnership with Zorrosign creates and important opportunity, as the solutions cater to larger Enterprises requiring to meet demand of Government regulatory issues dealing with ICO’s, Cryptocurrencies, FIAT and digital reward points.

The launch of Granularchain.com and partnership with Zorrosign creates and important opportunity, as the solutions cater to larger Enterprises requiring to meet demand of Government regulatory issues dealing with ICO’s, Cryptocurrencies, FIAT and digital reward points. Furthermore, we are expanding our payment integration solutions for North America. We recently entered into agreements with Visionlabs of Nevada, HMBS of Chicago, Mojopay of California and integrated the Paypal sandbox for all merchants to board their own credentials

Our strategy has been to develop a seamless portfolio of various industry payment technologies for both E-commerce and mPOS semi-integrated payment systems. The result is a robust performing lineup of middleware’s that integrate easily with various Issuers, Acquirers & processors creating a powerful gateway host for Banks, Telecom & Global Enterprises with an existing merchant portfolio ready for best of breadth and trending technologies that also incorporate social-media advantages for consumers.

The company strategy is to allow for seamless integration with EMV MPOS, EPOS, Ecommerce & semi-integrated solutions for instant merchant deployment regardless the size or scale of the client. Additionally the company offers both Merchant & Customers dashboards with APPs in Multi-OS for contactless transactions.

Proprietary Domain names

Over the year, the Company accumulated an important stock of Domains names in its main markets and in relation with its technology assets.

Common Share Capitalization

In February 2017, the Company executed a new long-term agreement for $1,000,000 with Primeline HK Ltd. The funds financed the completion of the development of the company products line. As per this agreement, Primeline will converted this loan for 25% of the outstanding Class A shares of the Company in June 2017.

During June 2017, the Company also executed the following changes in its capital structure:

•	Proceeded with an increase of its authorized Class A shares from 300,000,000 to 500,000,000.
•	Authorized Convertible debentures totaling $175,000 to be redeemed for 8,166,666 Class A shares
•	Authorized Conversion of loans from shareholders totaling $1,070,359 with issuance of 83,924,473 Class A shares.
•	Authorized Conversion of Accounts payables totaling $214,338 with issuance of 8,415,022 Class A shares.

Those conversion will be materialized before the end of fiscal year 2018. As of January 1, 2018, the Company continued with its ongoing Capital Investment Agreement with Primeline KH Ltd. As per this agreement, Primeline continued its investment with an amount of $800,000 in equity of the Company at a price of 0,045$. The amount invested will be paid with pre-set milestone dates.

As of September 30th, the total $800,000 was invested. The company agreed to reserve for Primeline Five (5) millions warrants at a price of 0,065$, good until June 1st, 2018. After this date the warrant price will be the market price per share with a 20% discount and a floor price per share at 0,075$ good until December 1st, 2018.

Employees

We Currently have 6 full-time employees.

General

The Company is currently headquartered in Wilmington, Delaware.

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MANAGEMENT

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or he is removed from office. The Board of Directors has no nominating, auditing or compensation committees. The Board of Directors also appointed our officers in accordance with the Bylaws of the Company, and per employment agreements negotiated between the Board of Directors and the respective officer. Currently, there are no such employment agreements. Officers listed herein are employed at the whim of the Directors and state employment law, where applicable.

The name, age, and position of our officer and director is set forth below:

Name	Age	First Year as a Director or officer	Office(s) held
Massimo Barone	46	2006	Chairman and CEO
Paolo Continelli	46	2006	Director, President Operation
Michele (Mike) Tasillo	44	2014	Director, Finance Manager

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies. No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors. The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

Biographical Information

Massimo Barone, our Founder, CEO, and Chairman has over 20 years of entrepreneurial experience. Mr. Barone joined the technology sector in the late 90’s after leaving the family Restaurant and Hotel Concessions business. Initially leaving the industry to be part of one of the first online bank offerings by the Major 5 in Canada in the early 90’s, Mbanx, he realized the possibilities and immediately began focusing his interests in the alternative payments sector. This transition became the foundation for his technology expertise and start-ups throughout the 90’s and his success today at SmartCard Marketing Sys Inc.

During the past 20 years he founded three tech companies, each of which were successful in securing multiple series of investment rounds of capital, both from the private and institutional sectors. Additionally, all 3 tech companies were transformed from private to Public Co’s each within their first 2-3 years of inception.

Mr. Barone has developed a significant network of people, financial institutions and enterprises around the globe. He has also developed a significant reach into Asia & India.

Today Mr. Barone continues to develop and implement technology solutions for the Fintech & Retail marketplace. He is the Founder & CEO of SmartCard Marketing Systems Inc. (OTC:SMKG) a Fintech company with Banks, Telecoms & Retail Enterprises as customers. His also works with many start-ups to develop and commercialize service solutions.

Paolo Continelli, our Founder, and President of Operations has over 20 years of entrepreneurial experience in the payment and technology space. He has extensive experience in general contracting having grown into a family business, which he then took operational and sales control in the late 90’s and successfully tripled the sales and fleet of the company and later sold. Since then he got involved in the payment sector looking for a challenge and change. He has been involved in multiple start-ups from initial seed capital, concept to live production while working in global markets. During the past 10 years he has worked extensively with banks, telecoms and variety of businesses in Asia to implement payment applications., Mr. Continelli is currently responsible for business development in multiple markets for SmartCard Marketing Systems Inc.

Michele (Mike) Tasillo, our Finance Manager, was the Founder of Hybrid PayTech World Inc. (known as Freeport Capital Inc.), and served as President and Chief Financial Officer until January 2014. He has been active as a Consultant and Educator for the past 20 years, specializing in ISO Certification Standards in the Construction Industry dealing with Municipal, Provincial and Foreign contracts. He also brings vast experience with project management, implementation and deployment of products. He served as a Director of Hybrid PayTech World Inc. (Freeport Capital Inc.) from November 19, 2009 to February 8, 2014.

Executive Compensation

As of the date of this Offering Circular, for all services rendered in all capacities to us for the period for the past 2 years.

Massimo Barone, Paul Continelli and Michele Tasillo, are engaged by the Company under Management Operating Contracts. entered into in January 2014 between Smartcard Marketing Systems and Mr. Barone and Mr. Continelli’s engagement are defined collectively by a Management Operating Contract between Variance Strategy LLC, a limited liability corporation by which they are the principles.

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Under the terms of the Variance Strategy agreement, Mr. Barone and Mr. Continelli are engaged to act as CEO/Chairman and Co-Chairman, respectively, for a term of 5 years. Variance is paid an annual management fee of $250,000, with certain performance related bonuses relating to capital raises, acquisitions, mergers and reaching defined milestones.

Mr. Tasillo’s management contract was entered in January 2014 for a period of 4 years and was renewed January 2018. He is paid an annual management fee of $70,000, with certain performance related bonuses relating to capital raises, acquisitions, mergers and reaching defined milestones.

As of date no other bonus/stock/awards/options or other compensations have been issued.

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

PRINCIPAL STOCKHOLDERS

The following table sets forth information as to the shares of common stock beneficially owned as of November 14, 2018, by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group.  Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common stock shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that shares of common stock subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. The footnotes below indicate the amount of unvested options for each person in the table. None of these unvested options vest within 60 days of the date hereof.

	Amount and Nature of	Percentage of Class	% Voting Rights After Offering	% Voting Rights Post Offering
	Beneficial Ownership	Beneficially Owned	(Low Range) $2,500,000	(High Range) $10,000,000
Officers and Directors
Massimo Barone 3750 Cremazie Suite 402 Montreal, QB H2A 1B6	12,400,000	4.4%	3.4%	2.1%
Paolo Continelli 473 Rue De Chaville Laval, QC H7K 0B7	6,000,000	2.1%	1.6%	1.0%
Michele Tasillo 6244 29 Ave Montreal, QB H1T 3H2	5,250,000	1.8%	1.4%	0.8%
All Directors and Executive Officers as a Group	23,650,000	8.3%	6.5%	3.9%

Greater than 5% Shareholders
Variance Strategy LLC C/O Ma.BaroneP. Continelli 3750 Cremazie Ste 402 Montreal, ON H2A 1B6	95,040,000	33.6%	26.8%	15.9%
All Greater than 5% Shareholders as a Group	95,040,000	33.60%	26.80%	15.90%

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DESCRIPTION OF CAPITAL

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to our articles of incorporation, as amended and our bylaws, as amended, which are included as exhibits to the registration statement of which this Offering Circular forms a part.

We are authorized to issue up to 500,000,000 shares of our Common Stock.

Common Stock

Voting

Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the votes cast.  Cumulative voting for the election of directors is not permitted.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for payment, subject to the rights of holders, if any, of our preferred stock.  Any decision to pay dividends on our common stock will be at the discretion of our Board of Directors. Our Board of Directors may or may not determine to declare dividends in the future.  See “Dividend Policy.”  The Board’s determination to issue dividends will depend upon our profitability and financial condition, and other factors that our Board of Directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full all of our debts and after the holders of all outstanding preferred stock, if any, have received their liquidation preferences in full.

Limitations on Liability and Indemnification of Officers and Directors

Delaware law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.  Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Delaware law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be.  Our articles of incorporation and bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Delaware law.  We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities.  We currently maintain directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

Transfer Agent

The transfer agent for our common stock is Manhattan Transfer Registrar Co. They are located at 38B Sheep Pasture Road. Port Jefferson, NY 11777.

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SHARE ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.  We are unable to estimate the number of shares of common stock that may be sold in the future.

Upon the completion of this offering, we will have — outstanding shares of common stock if we complete the maximum offering hereunder.  All of the shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by one of our affiliates as that term is defined in Rule 144 under the Securities Act, which generally includes directors, officers or 5% stockholders.

Rule 144

Shares of our common stock held by any of our affiliates, as that term is defined in Rule 144 of the Securities Act, may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act. In general, under Rule 144 as currently in effect, any of our affiliates would be entitled to sell, without further registration, within any three-month period a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which will equal about shares if fully subscribed; or

•	the average weekly trading volume of the unrestricted common stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates will also be subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

PLAN OF DISTRIBUTION

The Offering will be sold by our officers and directors.

This is a self-underwritten offering. This Offering Circular is part of an exemption under Regulation A that permits our officers and directors to sell the Shares directly to the public in those jurisdictions where the Offering Circular is approved, with no commission or other remuneration payable for any Shares sold. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. After the qualification by the Commission and acceptance by those states where the offering will occur, the Officer and Directors intends to advertise through personal contacts, telephone, and hold investment meetings in those approved jurisdiction only. We do not intend to use any mass-advertising methods such as the Internet or print media. Officers and Directors will also distribute the prospectus to potential investors at meetings, to their business associates and to his friends and relatives who are interested the Company as a possible investment, so long as the offering is an accordance with the rules and regulations governing the offering of securities in the jurisdictions where the Offering Circular has been approved. In offering the securities on our behalf, the Officers and Directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Terms of the Offering

The Company is offering on a best-efforts, self-underwritten basis a maximum of 100,000,000 shares of its common stock.

The Company is offering, on a best-efforts, self-underwritten basis, a maximum of 100,000,000 shares of its common stock at a fixed price to be determined upon qualification of the Form 1-A filing. The price shall be fixed for the duration of the offering, unless an amendment is properly filed with the Commission. There is no minimum investment required from any individual investor. The shares are intended to be sold directly through the efforts of our officers and directors. The shares are being offered for a period not to exceed 360 days. The offering will terminate on the earlier of: (i) the date when the sale of all shares is completed, or (ii) 360 days from the effective date of this document. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

VALIDITY OF COMMON STOCK

The validity of the securities offered hereby will be passed upon by Eilers Law Group, P.A.

EXPERTS

None

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INDEX TO UNAUDITED FINANCIAL STATEMENTS

FOR THE PERIOD ENDED DECEMBER 31, 2016

(to be inserted)

PART III EXHIBITS

EXHIBIT INDEX

Exhibit Number	Description	Filed
2.1	Certificate of Incorporation	Herein
2.3	Articles of Amendment (Name Change from EMarketplace)	Herein

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wilmington, Delaware on this 17th day of January 2019.

By:	/s/ Massimo Barone
Massimo Barone,
Chief Executive Officer and Chairman
SmartCard Systems, Inc.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

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